Exhibit 5.3

Validus Holdings, Ltd.
29 Richmond Road
Pembroke HM 08
Bermuda

Mr. Robert F. Kuzloski	Mailing Address:
Executive Vice President & General Counsel	Suite 1790
48 Par-la-Ville Road
Hamilton, HM 11
Bermuda

April 2, 2015	Telephone: (441) 278-9075
Facsimile: (441) 278-9009
Validus Holdings, Ltd.	robert.kuzloski@validusholdings.com
29 Richmond Road	Website: www.validusholdings.com
Pembroke HM08
Bermuda

Validus Holdings (UK) plc
60 Threadneedle Street
London EC2R 8HP
United Kingdom
Re: Post-Effective Amendment No. 1 to Registration Statement of Form S-3

Ladies and Gentlemen:
I am the Executive Vice President and General Counsel of Validus Holdings, Ltd. (the “Parent”) and in that capacity represent the Parent and its subsidiaries, including Validus Holdings (UK) plc (the “Company”), as counsel, and have acted as counsel to the Parent and the Company in connection with:
1.    Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-197723) (as amended, the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”), relating to the issuance and/or sale from time to time of, among other securities, (i) debt securities by the Company consisting of debentures, notes or other evidences of indebtedness representing unsubordinated obligations of the Company (the “Validus UK Debt Securities”) and (ii) guarantees by the Parent of the Validus UK Debt Securities to be issued under the Validus UK Senior Indenture (as defined below) (the “Guarantees” and, together with the Validus UK Debt Securities, the “Validus UK Securities”); and
2.    the form of senior debt indenture to be dated on or about the date of first issuance of the Validus UK Debt Securities thereunder (the “Validus UK Senior Indenture”), among the Company, the Parent, as guarantor, and The Bank of New York Mellon, as trustee (the “Trustee”).
The Validus UK Securities being registered under the Registration Statement, as amended, may be offered on a continued or delayed basis pursuant to the provisions of Rule 415 of the Securities Act of 1933 (the “Securities Act”).
In rendering the opinions set forth herein, I have examined originals, photocopies or conformed copies certified to my satisfaction of corporate records, agreements, instruments and documents of the Company, certificates of public officials and other certificates and opinions and have made such other investigations as I have deemed necessary in connection with the opinions set forth herein.  In my examination, I have assumed (a) the due organization, valid existence and good standing of the Company and the Parent, (b) the Company and Parent have complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under the Registration Statement, the Validus UK Senior Indenture and all documents related thereto, (c) the Company and the Parent have the corporate power and authority to execute, deliver and perform all of its obligations under the Registration Statement, the Validus UK Senior Indenture and all documents related thereto, (d) the due authorization, execution, authentication and delivery by all persons of the Registration Statement and each of the documents related thereto, (e) the authenticity of all documents submitted to me as originals, (f) the conformity to the original documents of all documents submitted to me as copies and (g) the genuineness of all signatures on the Registration Statement and all documents submitted to me.
Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Validus UK Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Validus UK Securities offered thereby (the “Offered Validus UK Securities”) and will at all relevant times comply with all applicable laws, (iii) all Validus UK Securities being issued will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, as amended and the appropriate prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Validus UK Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (v) the Validus UK Senior Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) any Validus UK Securities issuable upon conversion, exercise or exchange of any Validus UK Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, I advise you that in my opinion:
1. Insofar as the laws of the State of New York are applicable thereto, when (A) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary action to approve the issuance and terms of the Validus UK Debt Securities and related matters, (B) the terms of the Validus UK Debt Securities and their issuance and sale have been duly established in conformity with the Validus UK Senior Indenture so as not to violate any applicable law, the Memorandum of Association and Articles of Association of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (C) either a supplemental indenture has been duly authorized, executed and delivered by the Company, the Parent and the Trustee or a securities resolution has been duly executed setting forth the terms of the Validus UK Debt Securities, in each case, in accordance with the Validus UK Senior Indenture and (D) the Validus UK Debt Securities, in the form established in accordance with the Validus UK Senior Indenture filed as an exhibit to the Registration Statement have been duly executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Validus UK Senior Indenture and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement, the Validus UK Debt Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Validus UK Senior Indenture and enforceable against the Company in accordance with their terms, except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).
2. Insofar as the laws of the State of New York are applicable thereto, with respect to any Guarantee offered by the Parent, when (A) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Parent have taken all necessary action to approve the issuance and terms of the Guarantees and related matters, (B) the terms of the Guarantees have been duly established and noted in conformity with the Validus UK Senior Indenture so as not to violate any applicable law, the Memorandum of Association and the Amended and Restated Bye-Laws of the Parent or result in default under or breach of any agreement or instrument binding upon the Parent and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Parent, and (C) the Validus UK Securities, in the form established in accordance with the Validus UK Senior Indenture filed as an exhibit to the Registration Statement have been duly executed and delivered by the Parent in accordance with the provisions of the Indenture and delivered and paid for as contemplated by any applicable purchase or underwriting agreement and the Registration Statement and the Guarantees will constitute valid and binding obligations of the Parent, enforceable against the Parent, except that  the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally and (ii) general principles of equity and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).
In giving my opinion, I am relying, without independent verification (A) as to all matters of fact, upon certificates and written statements of officers of the Company and (B) as to all matters of the laws of England and Wales, on the opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, dated of even date herewith and filed as Exhibit 5.4 to the Registration Statement.

I am a member of the Bar of the State of New York and do not purport to be an expert in or to express any opinion concerning the laws of any jurisdictions other than the laws of the State of New York.  In rendering the opinions set forth above, I express no opinion as to the laws of any jurisdictions other than the laws of the State of New York.  Accordingly, my opinions expressed in paragraphs 1 and 2 above are not intended as opinions under the laws of the jurisdictions of organization of the Company or the Parent and are intended to cover only the nature of the Validus UK Senior Indenture and the Validus UK Securities as contracts and obligations created under and governed by the laws of the State of New York.
I hereby consent to the reference to me in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement  My consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference I have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Robert F. Kuzloski, Esq.

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